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                                                                     Exhibit 5.1

April 11, 2000

American TeleSource International, Inc.
12500 Network Boulevard, Suite 407
San Antonio, Texas 78249

     Re: American TeleSource International, Inc. Registration Statement on Form S-3 (the "Registration Statement")


Ladies and Gentlemen:

     I have acted as counsel to American TeleSource International, Inc., a Delaware corporation, ("ATSI") in connection with the registration for resale of 2,226,001 shares of common stock of ATSI (the "Shares") on Form S-3. This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3.

     I have reviewed the following:

          1. ATSI's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation");
          2.   ATSI's Bylaws (the "Bylaws");
          3. ATSI's Certificate of Designation, Preferences and Rights of 6% Series C Cumulative Convertible Preferred Stock (the "Series C Certificate of Designation");
          4. Common Stock Purchase Warrant issued by ATSI to The Shaar Fund Ltd. dated September 24, 1999 (the "Series C Warrant");
          5. Written Consent of the Board of Directors of ATSI dated September effective September 24, 1999 regarding the issuance of the Series C Preferred Stock;
          6. ATSI's Certificate of Designation, Preferences and Rights of 6% Series D Cumulative Convertible Preferred Stock (the "Series D Certificate of Designation");
          7. Common Stock Purchase Warrant issued by ATSI to The Shaar Fund Ltd. dated February 22, 2000 (the "Series D Warrant");
          8. Written Consent of the Board of Directors of ATSI dated February 15, 2000 regarding the issuance of the Series D Preferred Stock; and
          9. Certificates of Good Standing for ATSI issued by the Secretary of State of the State of Delaware dated June 22, 1999 and February 11, 2000.

               I note that all of the shares of common stock that were issuable under the terms of the Series C Certificate of Designation were issued on March 7, 2000, including 484,872 upon conversion of the Series C Preferred Stock, and 7436 in payment of dividends due on the Series C Preferred Stock.

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               The Series D Certificate of Designation permits ATSI to redeem the 6% Series D Cumulative Convertible Preferred Stock upon payment of cash and delivery of an additional warrant in the form of the Series D Warrant (the "Redemption Warrant"). I have assumed, for the purposes of this opinion, that the Redemption Warrant, if issued, will be in the exact form of the Series D Warrant except for the date of issuance.

          Based on my review of these documents, it is my opinion that the Shares issued pursuant to the Series C Certificate of Designation have been duly authorized, validly issued, fully paid and nonassessable, and that the Shares issuable under the Series D Certificate of Designation and the Series C Warrant, the Series D Warrant, and the Redemption Warrant if, as and when issued in accordance with the terms of the Certificate of Incorporation and the Bylaws, and in accordance with the terms of the Series D Certificate of Designation, the Series D Warrant, and the Redemption Warrant, or in payment of dividends on the 6% Series D Cumulative Convertible Preferred Stock pursuant to the terms of the Series D Certificate of Designation, as applicable, will be duly authorized, validly issued, fully paid and nonassessable.

          I consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.



                                             Very truly yours,

                                             /s/ Alice L. King

                                             Alice L. King
                                             Corporate Counsel

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